Exhibit 99.1

Victory Capital Reports Record Fourth-Quarter 2021 Financial Results

Fourth Quarter 2021 Highlights

  Total Assets Under Management (AUM) of $183.7 billion1
  Long-term gross flows of $5.5 billion
  Long-term net outflows of $3.4 billion
  GAAP operating margin of 39.2%
  Adjusted EBITDA margin of 50.2%2
  GAAP net income of $0.94 per diluted share
  Adjusted net income with tax benefit of $1.27 per diluted share2
  Board authorizes 47% increase in regular quarterly cash dividend

SAN ANTONIO--(BUSINESS WIRE)--February 10, 2022--Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or “the Company”) today reported record financial results for the quarter and full-year ended December 31, 2021.

“We ended 2021 with the closing of our third strategic acquisition of the year—WestEnd Advisors,” said David Brown, Chairman and Chief Executive Officer. “This acquisition positions us as a leader in the fast-growing model portfolio segment of the market, which is benefiting from multiple long-term industry tailwinds.

“Earlier in the quarter, we launched our alternative investment platform with the closing of our New Energy Capital acquisition. This strategic acquisition provides us with a new growth vertical in private markets and enhances our ESG and impact investing capabilities. Similarly, our first-quarter acquisition of THB Asset Management (“THB”) also expanded our responsible investing products.

“We achieved record revenue and earnings for both the fourth quarter and full-year periods. Revenue in 2021 increased 15% from the prior year and adjusted earnings with tax benefit per diluted share rose 25%. Consistent profitable growth and strong profit margins are a testament to the benefits of our business model, which combines high-quality autonomous Investment Franchises with an efficient shared operating and distribution platform.

“Investment performance also remained excellent during the fourth quarter and full year. A majority of our strategies outperformed their benchmarks over the 1-, 3-, 5-, and 10-year periods, through year-end 2021.

[1] Total AUM includes both discretionary and non-discretionary client assets.

[2] The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

“This strong investment performance supported a 20% year-over-year increase in gross long-term sales, which reached a record $27.9 billion for the year. Long-term net flows also substantially improved year over year. Entering 2022, this improvement in net flows—combined with our recent acquisitions and prior investments we have made in the business—position us well as we look forward.

“In support of our overall corporate strategy, we will continue allocating the majority of our free cash flow to lowering debt and enhancing balance sheet flexibility to support future acquisition opportunities. Given the current strength of our business, our Board declared a 47% increase in our quarterly cash dividend to $0.25 per share. Moving forward, we intend to shift to an annual cycle for evaluating potential increases to our quarterly cash dividends in the first quarter of each year.

“As always, we continue to focus on our top priority, which is generating strong investment performance and serving our clients.”

The table below presents AUM, and certain GAAP and non-GAAP (“adjusted”) financial results. Due to rounding, AUM values and other amounts in this press release may not add up precisely to the totals provided.

(in millions except per share amounts or as otherwise noted)
	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Assets Under Management[1]
Ending	$183,654	$159,889	$147,241	$183,654	$147,241
Average	162,295	162,469	139,552	158,590	136,422

Long-term Flows[2]
Long-term Gross	$5,481	$5,689	$5,696	$27,869	$23,201
Long-term Net	(3,402)	131	(1,466)	(3,952)	(10,911)

Money Market/Short-term Flows
Money Market / Short-term Gross	$84	$92	$226	$386	$12,656
Money Market / Short-term Net	(98)	(113)	(130)	(528)	(8,441)

Total Flows
Total Gross	$5,565	$5,781	$5,922	$28,254	$35,857
Total Net	(3,500)	18	(1,596)	(4,480)	(19,352)

Consolidated Financial Results (GAAP)
Revenue	$229.1	$226.3	$200.4	$890.3	$775.4
Revenue realization (in bps)	56.0	55.3	57.1	56.1	56.8
Operating expenses	139.3	127.3	122.7	516.4	460.6
Income from operations	89.8	99.0	77.7	373.8	314.7
Operating margin	39.2%	43.7%	38.8%	42.0%	40.6%
Net income	69.7	74.2	54.9	278.4	212.5
Earnings per diluted share	$0.94	$1.00	$0.75	$3.75	$2.88
Cash flow from operations	112.1	99.9	67.9	376.2	250.6

Adjusted Performance Results (Non-GAAP)[3]
Adjusted EBITDA	$114.9	$115.0	$103.8	$449.0	$377.3
Adjusted EBITDA margin	50.2%	50.8%	51.8%	50.4%	48.7%
Adjusted net income	86.4	85.6	71.8	329.0	258.5
Tax benefit of goodwill and acquired intangible assets	7.3	6.9	6.8	28.0	27.0
Adjusted net income with tax benefit	93.7	92.6	78.6	357.1	285.5
Adjusted net income with tax benefit per diluted share	$1.27	$1.25	$1.07	$4.82	$3.87
______________________________
[1] Total AUM includes both discretionary and non-discretionary client assets.
[2] Long-term AUM is defined as total AUM excluding Money Market and Short-term assets.

[3] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

AUM, Flows and Investment Performance

Victory Capital’s total AUM increased by 14.9%, or $23.8 billion, to $183.7 billion at December 31, 2021, compared with $159.9 billion at September 30, 2021. The increase was attributable to $20.0 billion of acquired assets associated with the WestEnd Advisors (“WestEnd”) and New Energy Capital (“NEC”) acquisitions that closed on December 31, 2021 and November 1, 2021, respectively. The acquired assets associated with the WestEnd acquisition had no economic impact on operations and no effect on asset flows, average assets, revenues, or earnings in the fourth-quarter or full-year periods ended December 31, 2021.

Total gross flows were $5.6 billion in the fourth quarter and $28.3 billion for the year. Long-term AUM increased by 15.2%, or $23.8 billion, to $180.6 billion at December 31, 2021, compared with $156.7 billion at September 30, 2021. For the fourth quarter, the Company reported long-term gross flows of $5.5 billion and net long-term outflows of $3.4 billion. For the year-to-date period, the Company reported long-term gross flows of $27.9 billion and net long-term outflows of $4.0 billion.

At December 31, 2021, Victory Capital offered 130 investment strategies through its 12 autonomous Investment Franchises and Solutions Platform. The table below presents outperformance against benchmarks by AUM as of December 31, 2021.

Percentage of AUM Outperforming Benchmark
Trailing	Trailing	Trailing	Trailing
1-Year	3-Years	5-Years	10-Years
64%	77%	82%	77%

Fourth Quarter 2021 Compared with Third Quarter 2021

Revenue increased 1.3% to $229.1 million, in the fourth quarter, compared with $226.3 million in the third quarter, primarily due to a higher average fee rate realization, partially offset by lower average AUM. GAAP operating margin contracted 450 basis points in the fourth quarter to 39.2%, down from 43.7% in the third quarter. The decline was driven by one-time acquisition-related costs related to transactions that closed in the fourth quarter. In addition, higher intangible asset amortization and transaction incentive compensation associated with the NEC acquisition also contributed to the quarter-over-quarter GAAP margin compression. This resulted in fourth-quarter GAAP net income decreasing 6.0% to $69.7 million, down from $74.2 million in the prior quarter. On a per-share basis, GAAP net income decreased 6.0% to $0.94 per diluted share in the fourth quarter, versus $1.00 per diluted share in the third quarter.

Adjusted net income with tax benefit increased 1.2% to $93.7 million in the fourth quarter, up from $92.6 million in the third quarter. On a per-share basis, adjusted net income with tax benefit increased 1.6% to $1.27 per diluted share in the fourth quarter, from $1.25 per diluted share in the prior quarter. Adjusted EBITDA was $114.9 million in the fourth quarter, compared to $115.0 million in the third quarter. Adjusted EBITDA margin contracted 60 basis points in the fourth quarter of 2021 to 50.2%, compared with 50.8% in the prior quarter.

Fourth Quarter 2021 Compared with Fourth Quarter 2020

Revenue for the three months ended December 31, 2021, rose 14.3% to $229.1 million, compared with $200.4 million in the same quarter of 2020. The increase was primarily due to higher average AUM.

Operating expenses increased 13.5% to $139.3 million, compared with $122.7 million in last year’s fourth quarter primarily due to the combination of an increase in acquisition-related costs as a result of the WestEnd and NEC acquisitions as well as an increase in variable operating expenses that rose as a result of higher average AUM and earnings as well as continued investments to support future growth. GAAP operating margin expanded 40 basis points to 39.2% in the fourth quarter, from 38.8% in the same quarter of 2020. GAAP net income rose 27.0% to $69.7 million, or $0.94 per diluted share, in the fourth quarter compared with $54.9 million, or $0.75 per diluted share, in the same quarter of 2020.

Adjusted net income with tax benefit advanced 19.2% to $93.7 million, or $1.27 per diluted share, in the fourth quarter, compared with $78.6 million, or $1.07 per diluted share in the same quarter last year. Adjusted EBITDA rose 10.7% to $114.9 million in the fourth quarter, compared with $103.8 million in last year’s same quarter. Year-over-year, adjusted EBITDA margin contracted 160 basis points to 50.2% in the fourth quarter of 2021, compared with 51.8% in the same quarter last year.

Year Ended December 31, 2021 Compared with Year Ended December 31, 2020

Revenue for the year ended December 31, 2021, rose 14.8% to $890.3 million, compared with $775.4 million in the same period of 2020. The increase was primarily due to higher average AUM.

Operating expenses increased 12.1% to $516.4 million for year ended December 31, 2021, compared with $460.6 million in 2020 primarily due to a combination of an increase in variable operating expenses that rose as a result of higher average AUM and earnings as well as continued investments to support future growth and an increase in acquisition-related costs as a result of the WestEnd, NEC and THB acquisitions that closed in 2021. GAAP operating margin was 42.0% for the year ended December 31, 2021, a 140 basis point increase from the 40.6% recorded in 2020. GAAP net income rose 31.0% to $278.4 million, or $3.75 per diluted share, for the year ended 2021 compared with $212.5 million, or $2.88 per diluted share, in the prior year.

Adjusted net income with tax benefit advanced 25.1% to $357.1 million, or $4.82 per diluted share, for the year ended December 31, 2021, compared with $285.5 million, or $3.87 per diluted share in 2020. For the year ended December 31, 2021, adjusted EBITDA rose 19.0% to $449.0 million, compared with $377.3 million in 2020. Year-over-year, adjusted EBITDA margin expanded 170 basis points to 50.4% for the year ended December 31, 2021, compared with 48.7% in the previous year.

Balance Sheet / Capital Management

On December 31, 2021, the Company entered into the Third Amendment to the Credit Agreement and obtained incremental term loans (the “2021 Incremental Term Loans”) in an aggregate principal amount of $505 million and used the proceeds to fund the acquisition of 100% of the equity interests of WestEnd and to pay fees and expenses incurred in connection therewith. The 2021 Incremental Term Loans will mature in 2028 and will bear interest at an annual rate equal to, at the option of the Company, either LIBOR (adjusted for reserves and subject to a 50 basis point floor) plus a margin of 2.25% or an alternate base rate plus a margin of 1.25%. The 2021 Incremental Term Loans will amortize at a rate of 1.00% per annum.

Total debt outstanding as of December 31, 2021 was $1,151 million and consisted of an existing term loan balance of $646 million and the 2021 Incremental Term Loans balance of $505 million.

Subsequent to December 31, 2021, the Company reduced outstanding debt on the 2021 Incremental Term Loans by $55.0 million.

During the fourth quarter, the Company repurchased 122 thousand shares under the 10b-5 plan.

Today, the Company’s Board of Directors declared another increase in our quarterly cash dividend, which was raised to $0.25 per share, a 47% increase over the dividend declared in the prior quarter. The dividend is payable on March 25, 2022, to shareholders of record on March 10, 2022. In the future, potential increases to the Company’s cash dividend rate will be assessed annually.

The December 31, 2021 balance sheet is pending the completion of the provisional WestEnd purchase price allocation and will be included in the 2021 Form 10-K.

Conference Call, Webcast and Slide Presentation

The Company will host a conference call tomorrow morning, February 11, 2022, at 8:00 a.m. ET to discuss the results. Analysts and investors may participate in the question-and-answer session. To participate in the conference call, please call (877) 823-8673 (domestic) or (647) 689-4067 (international), shortly before 8:00 a.m. ET and reference the Victory Capital Conference Call. A live, listen-only webcast will also be available via the investor relations section of the Company’s website at https://ir.vcm.com. Prior to the call, a supplemental slide presentation that will be used during the conference call will be available on the Events and Presentations page of the Company’s investor relations website. For anyone who is unable to join the live event, an archive of the webcast will be available for replay shortly after the call concludes.

About Victory Capital

Victory Capital is a diversified global asset management firm with $183.7 billion in assets under management as of December 31, 2021. It was ranked ninth on Fortune’s list of the 100 Fastest Growing Companies for 2021. The Company operates a next-generation business model combining boutique investment qualities with the benefits of a fully integrated, centralized operating and distribution platform.

Victory Capital provides specialized investment strategies to institutions, intermediaries, retirement platforms and individual investors. With 12 autonomous Investment Franchises and a Solutions Platform, Victory Capital offers a wide array of investment products, including mutual funds, ETFs, separately managed accounts, alternative investments, third-party ETF model strategies, collective investment trusts, private funds, and a 529 Education Savings Plan.

For more information, please visit www.vcm.com or follow us: Twitter and LinkedIn.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control such as the COVID-19 pandemic and its effect on our business, operations and financial results going forward, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors such as a pandemic; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an "investment company" under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the level of control over the Company retained by Crestview GP; the Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under "Risk Factors" and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

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Victory Capital Holdings, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Revenue
Investment management fees	$174,867	$171,355	$147,883	$674,539	$562,036
Fund administration and distribution fees	54,255	54,935	52,505	215,726	213,315
Total revenue	229,122	226,290	200,388	890,265	775,351

Expenses
Personnel compensation and benefits	62,528	55,837	53,107	234,833	197,158
Distribution and other asset-based expenses	45,200	44,859	40,074	176,385	175,687
General and administrative	12,904	13,795	12,845	53,722	51,218
Depreciation and amortization	5,384	4,377	4,229	18,840	16,381
Change in value of consideration payable for acquisition of business	3,200	2,400	9,500	13,800	11,300
Acquisition-related costs	9,997	6,007	52	16,262	1,108
Restructuring and integration costs	85	18	2,898	2,578	7,786
Total operating expenses	139,298	127,293	122,705	516,420	460,638

Income from operations	89,824	98,997	77,683	373,845	314,713
Operating margin	39.2%	43.7%	38.8%	42.0%	40.6%

Other income (expense)
Interest income and other income (expense)	1,498	(119)	3,789	6,045	3,703
Interest expense and other financing costs	(5,799)	(5,853)	(7,700)	(24,652)	(37,005)
Loss on debt extinguishment	—	(669)	(1,196)	(4,596)	(2,871)
Total other expense, net	(4,301)	(6,641)	(5,107)	(23,203)	(36,173)

Income before income taxes	85,523	92,356	72,576	350,642	278,540

Income tax expense	(15,781)	(18,181)	(17,681)	(72,253)	(66,018)

Net income	$69,742	$74,175	$54,895	$278,389	$212,522

Earnings per share of common stock
Basic	$1.02	$1.09	$0.81	$4.10	$3.14
Diluted	0.94	1.00	0.75	3.75	2.88

Weighted average number of shares outstanding
Basic	68,378	67,980	67,489	67,976	67,710
Diluted	73,973	74,053	73,682	74,151	73,719

Dividends declared per share	$0.17	$0.15	$0.07	$0.53	$0.23

Victory Capital Holdings, Inc. and Subsidiaries Reconciliation of GAAP to Non-GAAP Measures[1] (unaudited; in thousands except per share data and percentages)

	For the Three Months Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2021	2021	2020	2021	2020
Net income (GAAP)	$69,742	$74,175	$54,895	$278,389	$212,522
Income tax expense	(15,781)	(18,181)	(17,681)	(72,253)	(66,018)
Income before income taxes	$85,523	$92,356	$72,576	$350,642	$278,540
Interest expense	5,328	5,561	7,432	24,285	33,724
Depreciation	1,746	1,693	1,107	6,209	3,551
Other business taxes	383	376	265	1,657	(2,556)
Amortization of acquisition-related intangible assets	3,638	2,684	3,122	12,631	12,830
Stock-based compensation	2,499	2,851	3,774	13,110	15,020
Acquisition, restructuring and exit costs	15,188	8,425	13,904	34,546	29,463
Debt issuance costs	532	960	1,459	5,589	6,546
Losses from equity method investments	104	70	193	331	193
Adjusted EBITDA	$114,941	$114,976	$103,832	$449,000	$377,311
Adjusted EBITDA margin	50.2%	50.8%	51.8%	50.4%	48.7%

Net income (GAAP)	$69,742	$74,175	$54,895	$278,389	$212,522
Adjustment to reflect the operating performance of the Company
Other business taxes	383	376	265	1,657	(2,556)
Amortization of acquisition-related intangible assets	3,638	2,684	3,122	12,631	12,830
Stock-based compensation	2,499	2,851	3,774	13,110	15,020
Acquisition, restructuring and exit costs	15,188	8,425	13,904	34,546	29,463
Debt issuance costs	532	960	1,459	5,589	6,546
Tax effect of above adjustments	(5,560)	(3,824)	(5,631)	(16,883)	(15,326)
Adjusted net income	$86,422	$85,647	$71,788	$329,039	$258,499
Adjusted net income per diluted share	$1.17	$1.16	$0.97	$4.44	$3.51

Tax benefit of goodwill and acquired intangible assets	$7,258	$6,918	$6,774	$28,012	$26,992
Tax benefit of goodwill and acquired intangible assets per diluted share	$0.10	$0.09	$0.09	$0.38	$0.37

Adjusted net income with tax benefit	$93,680	$92,565	$78,562	$357,051	$285,491
Adjusted net income with tax benefit per diluted share	$1.27	$1.25	$1.07	$4.82	$3.87

[1] The Company reports its financial results in accordance with GAAP. Adjusted EBITDA and Adjusted Net Income are not defined by GAAP and should not be regarded as an alternative to any measurement under GAAP. Please refer to the section “Information Regarding Non-GAAP Financial Measures” at the end of this press release for an explanation of Non-GAAP financial measures and a reconciliation to the nearest GAAP financial measure.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management (unaudited; in millions except for percentages)

	For the Three Months Ended			% Change from
	December 31,	September 30,	December 31,	September 30,	December 31,
	2021	2021	2020	2021	2020
Beginning assets under management	$159,889	$161,936	$132,662	-1%	21%
Gross client cash inflows	5,565	5,781	5,922	-4%	-6%
Gross client cash outflows	(9,065)	(5,763)	(7,518)	57%	21%
Net client cash flows	(3,500)	18	(1,596)	N/A	119%
Market appreciation (depreciation)	7,224	(2,062)	16,207	N/A	-55%
Acquired assets / Net transfers[1]	20,042	(3)	(33)	N/A	N/A
Ending assets under management	183,654	159,889	147,241	15%	25%
Average assets under management	162,295	162,469	139,552	0%	16%

	For the Year Ended			% Change from
	December 31,	December 31,		December 31,
	2021	2020		2020
Beginning assets under management	$147,241	$151,832		-3%
Gross client cash inflows	28,254	35,857		-21%
Gross client cash outflows	(32,734)	(55,209)		-41%
Net client cash flows	(4,480)	(19,352)		-77%
Market appreciation (depreciation)	20,583	14,794		39%
Acquired assets / Net transfers[2]	20,310	(33)		N/A
Ending assets under management	183,654	147,241		25%
Average assets under management	158,590	136,422		16%

[1] The three months ended December 31, 2021 includes acquired assets of $795 million and $19.3 billion associated with the NEC and WestEnd acquisitions, which closed on November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the fourth-quarter period ended December 31, 2021.

[2] The year ended December 31, 2021 includes acquired assets of $547 million, $795 million and $19.3 billion associated with the THB, NEC and WestEnd acquisitions, which closed on March 1, 2021, November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the full-year period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Three Months Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative		Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Other	Long-term	Short-term	Total
December 31, 2021
Beginning assets under management	$29,798	$19,863	$36,897	$14,803	$15,570	$39,376	$—	$416	$156,722	$3,166	$159,889
Gross client cash inflows	1,564	762	1,381	96	496	1,138	—	44	5,481	84	5,565
Gross client cash outflows	(2,617)	(1,205)	(3,072)	(367)	(549)	(1,038)	—	(35)	(8,883)	(182)	(9,065)
Net client cash flows	(1,053)	(443)	(1,691)	(271)	(53)	100	—	9	(3,402)	(98)	(3,500)
Market appreciation (depreciation)	1,840	942	133	1,025	277	2,974	—	22	7,213	10	7,224
Acquired assets / Net transfers[1]	(8)	(269)	(219)	209	(37)	19,553	795	(4)	20,020	22	20,042
Ending assets under management	$30,578	$20,094	$35,119	$15,766	$15,757	$62,003	$795	$442	$180,554	$3,100	$183,654

September 30, 2021
Beginning assets under management	$30,340	$20,617	$36,410	$15,284	$15,931	$39,640	$—	$460	$158,682	$3,254	$161,936
Gross client cash inflows	1,217	1,491	1,588	79	514	774	—	26	5,689	92	5,781
Gross client cash outflows	(1,332)	(1,315)	(1,262)	(359)	(481)	(734)	—	(75)	(5,558)	(205)	(5,763)
Net client cash flows	(114)	175	326	(281)	34	41	—	(49)	131	(113)	18
Market appreciation (depreciation)	(449)	(898)	57	(115)	(374)	(289)	—	6	(2,061)	(1)	(2,062)
Acquired assets / Net transfers	21	(32)	103	(85)	(21)	(15)	—	(1)	(30)	27	(3)
Ending assets under management	$29,798	$19,863	$36,897	$14,803	$15,570	$39,376	$—	$416	$156,722	$3,166	$159,889

December 31, 2020
Beginning assets under management	$22,540	$14,453	$35,848	$13,242	$11,974	$30,767	$—	$207	$129,031	$3,631	$132,662
Gross client cash inflows	968	1,167	1,581	94	897	981	—	8	5,696	226	5,922
Gross client cash outflows	(1,939)	(1,323)	(1,626)	(472)	(674)	(1,119)	—	(9)	(7,161)	(356)	(7,518)
Net client cash flows	(971)	(156)	(45)	(377)	222	(138)	—	(1)	(1,466)	(130)	(1,596)
Market appreciation (depreciation)	4,657	4,102	756	1,415	1,803	3,413	—	53	16,198	9	16,207
Acquired assets / Net transfers	5	(31)	40	(51)	(17)	—	—	(3)	(57)	24	(33)
Ending assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$—	$257	$143,706	$3,534	$147,241

[1] The three months ended December 31, 2021 includes acquired assets of $795 million and $19.3 billion associated with the NEC and WestEnd acquisitions, which closed on November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the fourth-quarter period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Asset Class (unaudited; in millions)

For the Year Ended	By Asset Class
					Global /
	U.S. Mid	U.S. Small	Fixed	U.S. Large	Non-U.S.		Alternative		Total	Money Market /
	Cap Equity	Cap Equity	Income	Cap Equity	Equity	Solutions	Investments	Other	Long-term	Short-term	Total
December 31, 2021
Beginning assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$—	$257	$143,706	$3,534	$147,241
Gross client cash inflows	5,935	4,562	6,743	364	2,674	7,426	—	165	27,869	386	28,254
Gross client cash outflows	(7,742)	(5,644)	(8,985)	(1,565)	(2,218)	(5,501)	—	(165)	(31,820)	(914)	(32,734)
Net client cash flows	(1,807)	(1,082)	(2,242)	(1,202)	456	1,925	—	—	(3,952)	(528)	(4,480)
Market appreciation (depreciation)	6,169	2,685	649	2,766	1,532	6,625	—	146	20,573	10	20,583
Acquired assets / Net transfers[1]	(14)	122	114	(28)	(214)	19,412	795	39	20,226	84	20,310
Ending assets under management	$30,578	$20,094	$35,119	$15,766	$15,757	$62,003	$795	$442	$180,554	$3,100	$183,654

December 31, 2020
Beginning assets under management	$26,347	$17,346	$37,973	$14,091	$12,603	$31,649	$—	$236	$140,245	$11,587	$151,832
Gross client cash inflows	4,144	4,458	6,499	695	2,467	4,898	—	40	23,201	12,656	35,857
Gross client cash outflows	(7,605)	(5,201)	(9,140)	(2,631)	(2,501)	(6,974)	—	(60)	(34,112)	(21,097)	(55,209)
Net client cash flows	(3,460)	(742)	(2,641)	(1,936)	(34)	(2,076)	—	(21)	(10,911)	(8,441)	(19,352)
Market appreciation (depreciation)	3,436	1,959	1,505	1,935	1,403	4,457	—	40	14,736	58	14,794
Acquired assets / Net transfers	(93)	(195)	(239)	139	10	10	—	3	(364)	331	(33)
Ending assets under management	$26,230	$18,368	$36,599	$14,230	$13,982	$34,041	$—	$257	$143,706	$3,534	$147,241

[1] The year ended December 31, 2021 includes acquired assets of $547 million, $795 million and $19.3 billion associated with the THB, NEC and WestEnd acquisitions, which closed on March 1, 2021, November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, revenues, or earnings in the full-year period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Three Months Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2021
Beginning assets under management	$121,367	$4,371	$34,151	$159,889
Gross client cash inflows	4,289	260	1,016	5,565
Gross client cash outflows	(6,925)	(65)	(2,075)	(9,065)
Net client cash flows	(2,635)	195	(1,059)	(3,500)
Market appreciation (depreciation)	5,426	308	1,489	7,224
Acquired assets / Net transfers[4]	(15)	(3)	20,060	20,042
Ending assets under management	$124,142	$4,871	$54,641	$183,654

September 30, 2021
Beginning assets under management	$123,164	$4,354	$34,418	$161,936
Gross client cash inflows	4,256	109	1,416	5,781
Gross client cash outflows	(4,751)	(23)	(989)	(5,763)
Net client cash flows	(495)	86	427	18
Market appreciation (depreciation)	(1,242)	(41)	(779)	(2,062)
Acquired assets / Net transfers	(60)	(28)	85	(3)
Ending assets under management	$121,367	$4,371	$34,151	$159,889

December 31, 2020
Beginning assets under management	$102,921	$3,488	$26,254	$132,662
Gross client cash inflows	4,555	129	1,238	5,922
Gross client cash outflows	(6,194)	(98)	(1,225)	(7,518)
Net client cash flows	(1,639)	31	13	(1,596)
Market appreciation (depreciation)	11,780	457	3,969	16,207
Acquired assets / Net transfers	(64)	—	31	(33)
Ending assets under management	$112,998	$3,976	$30,267	$147,241
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

[4] The three months ended December 31, 2021 includes acquired assets of $795 million and $19.3 billion associated with the NEC and WestEnd acquisitions, which closed on November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, average assets, revenues, or earnings in the fourth-quarter period ended December 31, 2021.

Victory Capital Holdings, Inc. and Subsidiaries Assets Under Management by Vehicle (unaudited; in millions)

For the Year Ended	By Vehicle
			Separate
			Accounts
	Mutual		and Other
	Funds[1]	ETFs[2]	Vehicles[3]	Total
December 31, 2021
Beginning assets under management	$112,998	$3,976	$30,267	$147,241
Gross client cash inflows	19,070	849	8,335	28,254
Gross client cash outflows	(23,345)	(375)	(9,014)	(32,734)
Net client cash flows	(4,275)	474	(678)	(4,480)
Market appreciation (depreciation)	15,638	828	4,117	20,583
Acquired assets / Net transfers[4]	(219)	(407)	20,936	20,310
Ending assets under management	$124,142	$4,871	$54,641	$183,654

December 31, 2020
Beginning assets under management	$118,605	$4,213	$29,014	$151,832
Gross client cash inflows	31,172	492	4,192	35,857
Gross client cash outflows	(48,398)	(913)	(5,898)	(55,209)
Net client cash flows	(17,226)	(420)	(1,705)	(19,352)
Market appreciation (depreciation)	11,746	183	2,864	14,794
Acquired assets / Net transfers	(127)	—	94	(33)
Ending assets under management	$112,998	$3,976	$30,267	$147,241
[1] Includes institutional and retail share classes, money market and VIP funds.
[2] Represents only ETF assets held by third parties. Excludes ETF assets held by other Victory Capital products.
[3] Includes collective trust funds, wrap program accounts, UMAs, UCITS, private funds and non-U.S. domiciled pooled vehicles.

[4] The year ended December 31, 2021 includes acquired assets of $547 million, $795 million and $19.3 billion associated with the THB, NEC and WestEnd acquisitions, which closed on March 1, 2021, November 1, 2021 and December 31, 2021, respectively. The WestEnd acquired assets had no economic impact on operations in 2021 and no effect on asset flows, average assets, revenues, or earnings in the full-year period ended December 31, 2021.

Information Regarding Non-GAAP Financial Measures

Victory Capital uses non-GAAP financial measures referred to as Adjusted EBITDA and Adjusted Net Income to measure the operating profitability of the Company. These measures eliminate the impact of one-time acquisition, restructuring and integration costs and demonstrate the ongoing operating earnings metrics of the Company. The Company has included these non-GAAP measures to provide investors with the same financial metrics used by management to assess the operating performance of the Company.

Adjusted EBITDA

Adjustments made to GAAP Net Income to calculate Adjusted EBITDA, as applicable, are:

  Adding back income tax expense;
  Adding back interest paid on debt and other financing costs, net of interest income;
  Adding back depreciation on property and equipment;
  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Adjusting for earnings/losses on equity method investments.

Adjusted Net Income

Adjustments made to GAAP Net Income to calculate Adjusted Net Income, as applicable, are:

  Adding back other business taxes;
  Adding back amortization expense on acquisition-related intangible assets;
  Adding back stock-based compensation expense associated with equity awards issued from pools created in connection with the management-led buyout and various acquisitions and as a result of any equity grants related to the IPO;
  Adding back direct incremental costs of acquisitions, including restructuring costs;
  Adding back debt issuance cost expense;
  Subtracting an estimate of income tax expense applied to the sum of the adjustments above.

Tax Benefit of Goodwill and Acquired Intangible Assets

Due to Victory Capital’s acquisitive nature, tax deductions allowed on acquired intangible assets and goodwill provide it with additional significant supplemental economic benefit. The tax benefit of goodwill and intangible assets represent the tax benefits associated with deductions allowed for intangible assets and goodwill generated from prior acquisitions in which the Company received a step-up in basis for tax purposes. Acquired intangible assets and goodwill may be amortized for tax purposes, generally over a 15-year period. The tax benefit from amortization on these assets is included to show the full economic benefit of deductions for all acquired intangible assets with a step-up in tax basis.

Contacts

Investors:
Matthew Dennis, CFA
Chief of Staff
Director, Investor Relations
216-898-2412
mdennis@vcm.com

Media:
Tricia Ross
310-622-8226
tross@finprofiles.com